Exhibit 99.1
APTHERA, INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
(Audited)
DECEMBER 31, 2010 AND 2009

CONTENTS
INDEPENDENT AUDITOR’S REPORT

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors
Apthera, Inc.
Scottsdale, Arizona
We have audited the accompanying balance sheets of Apthera, Inc. (“Company”) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2010 and 2009 and for the period from July 20, 2005 (date of inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apthera, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009 and for the period from July 20, 2005 (date of inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has yet to produce any revenue from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Lohman Company, PLLC
Mesa, Arizona
April 11, 2011

APTHERA, INC.
(A Development Stage Company)
BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009
ASSETS
Current assets
Cash	$216,552	$103,640
Prepaid expenses and other current assets	7,459	10,031

Total current assets	224,011	113,671

Property and equipment
Computers and office equipment	8,194	8,748
Furniture and fixtures	12,622	12,622

	20,816	21,370
Less accumulated depreciation	(9,176)	(5,992)

Total property and equipment	11,640	15,378

Intangible assets	15,461	13,198

Total assets	$251,112	$142,247

The accompanying notes are an integral part of these financial statements

APTHERA, INC.
(A Development Stage Company)
BALANCE SHEETS (Continued)
December 31, 2010 and 2009

	2010	2009
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,346,445	$644,138
Accrued expenses	900,399	255,864
Notes payable, net of discount	421,494	253,945

Total current liabilities	2,668,338	1,153,947

Commitments and contingencies	—	—

Stockholders’ deficit
Common stock, voting, $.0001 par value; 30,000,000 shares authorized; 11,345,938 and 5,433,333 shares issued and outstanding in 2010 and 2009, respectively	1,135	543
Preferred stock, voting, $.0001 par value; 20,000,000 shares authorized;
Series A preferred stock; 3,000,000 designated; 0 and 2,567,940 shares issued and outstanding in 2010 and 2009, respectively	—	257
Series B preferred stock; 3,000,000 designated; 0 and 2,836,255 shares issued and outstanding in 2010 and 2009, respectively	—	284
Series B-1 preferred stock; 12,750,000 designated; 0 and 474,558 shares issued and outstanding in 2010 and 2009, respectively	—	47
Treasury stock	(42)	(42)
Additional paid-in capital	5,025,340	4,885,184
Deficit accumulated during development stage	(7,443,659)	(5,897,973)

Total stockholders’ deficit	(2,417,226)	(1,011,700)

Total liabilities and stockholders’ deficit	$251,112	$142,247

The accompanying notes are an integral part of these financial statements

APTHERA, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
Years Ended December 31, 2010 and 2009 and for the period
from July 20, 2005 (Date of Inception) to December 31, 2010

			Period from
			July 20, 2005
			(Date of Inception)
			to
	2010	2009	December 31, 2010
Operating expenses
General and administrative	$766,180	$705,267	$3,058,738
Research and development	673,207	1,151,246	4,268,695

Loss from operations	(1,439,387)	(1,856,513)	(7,327,433)

Other income
Interest income	26	8	21,771

Other expenses
Interest expense	106,057	29,271	135,585
Loss on disposal/sale of property and equipment	268	2,144	2,412

Total other expenses	106,325	31,415	137,997

Loss before income tax expense	(1,545,686)	(1,887,920)	(7,443,659)
Income tax expense	—	—	—

Net loss	$(1,545,686)	$(1,887,920)	$(7,443,659)

The accompanying notes are an integral part of these financial statements

APTHERA, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
Years ended December 31, 2010 and 2009 and for the period from July 20, 2005 (Date of Inception) to December 31, 2010

												Deficit
			Preferred Stock									Accumulated
	Common Stock		Voting, $0.0001 Par								Additional	During	Total
	Voting, $0.0001 Par		Series A		Series B		Series B-1		Treasury Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Beginning balance, July 20, 2005 (date of inception)	—	$—	—	$—	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of stock for cash	5,433,333	543	2,567,940	257	2,836,255	284	—	—	—	—	4,144,060	—	4,145,144
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—	8,726	—	8,726
Issuance of stock for licensing rights	—	—	—	—	—	—	—	—	—	—	23,625	—	23,625
Issuance of stock warrants for obtaining capital	—	—	—	—	—	—	—	—	—	—	64,383	—	64,383
Stock issuance costs	—	—	—	—	—	—	—	—	—	—	(335,352)	—	(335,352)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(4,010,053)	(4,010,053)

Ending balance, December 31, 2008	5,433,333	543	2,567,940	257	2,836,255	284	—	—	—	—	3,905,442	(4,010,053)	(103,527)

Issuance of stock for cash	—	—	—	—	—	—	474,558	47	—	—	877,885	—	877,932
Purchase of treasury stock	—	—	—	—	—	—	—	—	(415,000)	(42)	—	—	(42)
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—	74,840	—	74,840
Issuance of stock warrants for cash	—	—	—	—	—	—	—	—	—	—	66,962	—	66,962
Stock issuance costs	—	—	—	—	—	—	—	—	—	—	(39,945)	—	(39,945)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,887,920)	(1,887,920)

Ending balance, December 31, 2009	5,433,333	543	2,567,940	257	2,836,255	284	474,558	47	(415,000)	(42)	4,885,184	(5,897,973)	(1,011,700)

Issuance of stock for cash	—	—	33,852	4	—	—	—	—	—	—	6,266	—	6,270
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—	128,264	—	128,264
Issuance of stock warrants for cash	—	—	—	—	—	—	—	—	—	—	5,626	—	5,626
Conversion of preferred stock to common stock	5,912,605	592	(2,601,792)	(261)	(2,836,255)	(284)	(474,558)	(47)	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,545,686)	(1,545,686)

Ending balance, December 31, 2010	11,345,938	$1,135	—	$—	—	$—	—	$—	(415,000)	$(42)	$5,025,340	$(7,443,659)	$(2,417,226)

The accompanying notes are an integral part of these financial statements

APTHERA, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2010 and 2009 and for the period
from July 20, 2005 (Date of Inception) to December 31, 2010

			Period from
			July 20, 2005
			(Date of Inception)
			to
	2010	2009	December 31, 2010
Cash flows from operating activities
Net loss	$(1,545,686)	$(1,887,920)	$(7,443,659)
Adjustments to reconcile net loss to net cash used by operating activities
Loss on disposal/sale of property and equipment	268	2,144	2,412
Depreciation	3,470	4,195	11,066
Amortization of discount on notes payable	52,627	19,298	71,925
Stock warrants issued in exchange for obtaining capital	—	—	64,383
Stock issued in exchange for licensing rights	—	—	23,625
Share-based compensation expense	128,264	74,840	211,830
(Increase) decrease in:
Prepaid expenses and other current assets	2,572	12,630	(7,459)
Increase (decrease) in:
Accounts payable	702,307	377,751	1,346,445
Accrued expenses	644,535	158,084	900,399

Net cash used by operating activities	(11,643)	(1,238,978)	(4,819,033)

Cash flows from investing activities
Acquisition of trademarks	(2,263)	(2,905)	(15,461)
Purchases of property and equipment	—	(1,303)	(25,418)
Proceeds from sale of property and equipment	—	300	300

Net cash used by investing activities	$(2,263)	$(3,908)	$(40,579)

The accompanying notes are an integral part of these financial statements

APTHERA, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS (Continued)
Years Ended December 31, 2010 and 2009 and for the period
from July 20, 2005 (Date of Inception) to December 31, 2010

			Period from
			July 20, 2005
			(Date of Inception)
			to
	2010	2009	December 31, 2010
Cash flows from financing activities
Proceeds from notes payable	$125,161	$236,601	$361,762
Payments on notes payable	(10,239)	(1,954)	(12,193)
Issuance of stock warrants	5,626	66,962	72,588
Purchase of treasury stock	—	(42)	(42)
Issuance of stock for cash	6,270	877,932	5,029,346
Stock issuance costs	—	(39,945)	(375,297)

Net cash provided by financing activities	126,818	1,139,554	5,076,164

Net increase (decrease) in cash	112,912	(103,332)	216,552

Cash, beginning balance	103,640	206,972	—

Cash, ending balance	$216,552	$103,640	$216,552

Supplemental disclosure of cash flow information
Cash payments for:
Interest	$1,460	$303	$1,763

Noncash investing and financing activities
Issuance of stock warrants for finder’s fee	$—	$3,507	$67,890

The accompanying notes are an integral part of these financial statements

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 1. Nature of Business and Summary of Significant Accounting Policies
Nature of business:
Apthera, Inc. (“Company”) is a Delaware corporation incorporated on July 20, 2005 as Advanced Peptide Therapeutics, Inc. The Company changed its name to Apthera, Inc. during the year ended December 31, 2006. Apthera, Inc. is a developmental stage biotechnology company focused on developing active specific cancer immunotherapies to be used in an adjuvant setting to prevent the recurrence of HER2/neu-related cancers. The Company recently announced positive Phase I/II clinical trial results for its lead cancer immunotherapy, NeuVax™ for the treatment of breast cancer. Planning is underway for a large, international, pivotal Phase III clinical trial of NeuVax™ for the treatment of early-stage (node-positive) HER2-positive breast cancer. The Company intends to obtain regulatory approval of NeuVax™ for the treatment of breast cancer in both the U.S. and international markets. The Company is focused on bringing a pipeline of peptide-based immunotherapies to market to treat cancer. The Company’s corporate headquarters is located in Scottsdale, Arizona.
Development stage company and basis for presentation:
The Company, in accordance with Accounting Standards Codification (“ASC”) Topic 915, Developmental Stage Entities, is considered to be a development stage company. The Company, since its inception on July 20, 2005, has been in the development stage. To date, the Company’s principal activities have consisted of conducting clinical development activities utilizing technologies and patent rights through an exclusive license, recruiting management and scientific/clinical advisory team, capital raising activities and conducting business development activities aimed at establishing development and commercialization partnerships with biotechnology and pharmaceutical companies. The NeuVax™ immunotherapy is currently under development and not available for commercial use; therefore, no revenue from operations has been recorded. The Company plans to pursue the clinical development of NeuVaxTM while at the same time pursuing a commercial partner arrangement.
Segment information:
The Company operates the business on the basis of a single reportable segment, which is the business of discovery, development and commercialization of peptide-based immunotherapies to treat cancer. The Company’s chief operating decision-maker is the Chief Executive Officer, who evaluates the Company as a single operating segment.
Property and equipment:
Property and equipment are carried at cost. Depreciation has been provided over the estimated useful lives of 5 to 7 years using the straight-line method. When assets are retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations for the period.
The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)
Intangible assets:
The Company accounts for the costs of intangible assets in compliance with ASC Topic 350, Intangibles, Goodwill and Other. Intangible assets consist of trademarks, which are not amortized. The trademarks are subject to an annual impairment test based on fair value or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. No impairment losses have been recognized for the period from inception to December 31, 2010.
Research and development costs:
The Company incurs research and development costs in performing research and development activities related to the licensed patents and technology. Research and development costs consist primarily of compensation-related costs for employees, consultants and third party vendors. The Company expenses these costs as incurred until the resulting product has been completed, tested and is ready for commercial manufacturing. During 2010, the Company applied for a grant under the IRS Qualifying Therapeutic Discovery Project (“QTDP”) program. The application was approved and the Company received a grant for $244,479 under the program. This amount has been recorded as a reduction in research and development expenses on the accompanying statements of operations.
Income taxes:
Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates on the date of enactment.
The Company accounts for uncertainty in income taxes in accordance with ASC Topic 740, Income Taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods. As a result of implementation of this guidance, management determined the Company had taken no uncertain tax positions.
The Company files income tax returns in the U.S. federal jurisdiction and Arizona. The Company is no longer subject to U.S. federal, or state and local examinations by taxing authorities for years before 2006.
If applicable, the Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses on the accompanying statements of operations.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)
Share-based compensation:
The Company accounts for share-based compensation and stock issued to nonemployees in accordance with ASC Topic 505, Equity. The Company grants options and restricted stock awards to purchase the Company’s common stock to employees, directors, and consultants under its stock option plan and other agreements. The benefits provided related to these awards are share-based payments that the Company accounts for using the fair value method.
The fair value of each option award is estimated on the date of grant using a Black-Scholes-Merton option pricing model (“Black-Scholes Model”) that uses assumptions regarding a number of complex and subjective variables. These variables include, but are not limited to, expected stock price volatility, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends. Expected volatilities are determined using a peer group of companies. The expected terms of options granted are calculated using the simplified method. The risk-free interest rates are based on the U.S. Treasury yield in effect at the time of the grant. Since the Company does not expect to pay dividends on common stock in the foreseeable future, it estimated the dividend yield to be 0%.
Share-based compensation expense recognized during a period is based on the value of the portion of share-based payment awards that is ultimately expected to vest, amortized using the straight-line attribution method. As share-based compensation expense recognized in the accompanying statements of operations is based on awards ultimately expected to vest, it is reduced for estimated forfeitures, if any. The fair value method requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. No such revisions have been necessary as no forfeitures have occurred since inception.
Share-based compensation expense included in operating expenses on the accompanying statements of operations totaled approximately $128,000, $75,000 and $212,000 for the years ended December 31, 2010 and 2009 and the period from inception to December 31, 2010, respectively. No related tax benefits of the share-based compensation costs have been recognized since the inception of the Company.
Equity instruments issued to nonemployees are recorded at their fair value, as determined in accordance with ASC Topic 505 and are periodically revalued as the equity instruments vest and are recognized as expense over the related service period. Share-based compensation to nonemployees is considered immaterial.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)
Fair value of financial instruments:
Financial instruments include cash, accounts payable, notes payable, warrants and stock options.
The carrying amounts of cash and accounts payable approximate fair value due to their short-term nature. The carrying amount of notes payable approximates fair value because the interest rates are comparable to rates currently offered for debt instruments of comparable maturities.
Warrants and stock options are measured at fair value on the date of grant. Each is analyzed at fair value and categorized within the fair value hierarchy based on the level of judgment associated with the inputs used to measure their fair value in accordance with the authoritative guidance. The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair vale measurement in its entirety.
The levels as defined by the fair value hierarchy are as follows:
Level 1 Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.
Level 2 Inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, at the measurement date.
Level 3 Inputs are unobservable for the asset or liability and usually reflect the reporting entity’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.
The warrants and stock options were both measured using Level 3 inputs and are reported at their fair market value in the accompanying financial statements as of December 31, 2010 and 2009.
Use of estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Subsequent events:
The Company has evaluated subsequent events through April 11, 2011, the date on which the financial statements were available to be issued. See Notes 6, 7 and 10 for a discussion of the subsequent events noted.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 2. Going Concern
As shown on the accompanying statements of operations, the Company incurred a net loss of approximately $1,550,000, $1,890,000 and $7,440,000 for the years ended December 31, 2010 and 2009 and the period from inception to December 31, 2010, respectively. As shown on the accompanying balance sheets, the Company’s stockholders’ deficit was approximately $2,420,000 and $1,010,000 as of December 31, 2010 and 2009, respectively, and negative working capital was approximately $2,440,000 and $1,040,000 as of December 31, 2010 and 2009, respectively. As shown on the accompanying statements of cash flows, the Company had net cash used by operating activities of approximately $10,000, $1,240,000 and $4,820,000 for the years ended December 31, 2010 and 2009 and the period from inception to December 31, 2010, respectively.
The ability of the Company to continue as a going concern is dependent upon management’s ability to raise additional funds to support its operations, including its research and development activities, and to meet its financial and license obligations. Management does not believe existing resources are adequate to meet ongoing working capital requirements for the next twelve months. The Company will need to raise significant capital, restructure the majority of its liabilities and/or enter into a strategic transaction to meet its current and upcoming financial and license obligations and to support the manufacturing and clinical development activities necessary to obtain commercial registration of NeuVax™ from the Food and Drug Administration or equivalent agency in order to generate commercial sales. Management plans to raise sufficient additional capital from existing and third party investors, convert a majority of the Company’s liabilities into equity and effect a strategic transaction. See Note 10 for additional funds raised subsequent to the year ended December 31, 2010 and discussion of the contemplated strategic transaction. However, there is no assurance that management will be successful in implementing its plans and as a result, there are substantial doubts that the Company will be able to continue as a going concern and, therefore, may be unable to realize its assets and discharge its liabilities in the normal course of business. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to amounts and classifications of liabilities that may be necessary should the Company be unable to continue as a going concern.
Note 3. Recent Authoritative Accounting Guidance
Milestone method of revenue recognition:
In March 2010, the Financial Accounting Standards Board (“FASB”) ratified a consensus of the Emerging Issues Task Force related to the milestone method of revenue recognition. The consensus will codify a method of revenue recognition that has been common practice. Under this method, contingent consideration from research and development activities that is earned upon the achievement of a substantive milestone is recognized in its entirety in the period in which the milestone is achieved. This guidance is effective for annual periods beginning on or after June 15, 2010 but may be early adopted as of the beginning of an annual period. As the Company has yet to earn any revenue from its operations, this guidance did not have an impact on the Company’s financial position, results of operations or cash flows.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 3. Recent Authoritative Accounting Guidance (Continued)
Multiple-deliverable revenue arrangements:
In September 2009, the FASB issued authoritative guidance regarding multiple-deliverable revenue arrangements. This guidance addresses how to measure and allocate consideration to one or more units of accounting. Specifically, the guidance requires that consideration be allocated among multiple deliverables based on relative selling prices. The guidance establishes a selling price hierarchy of (1) vendor-specific objective evidence, (2) third-party evidence and (3) estimated selling price. This guidance is effective for annual periods beginning on or after June 15, 2010 but may be early adopted as of the beginning of an annual period. As the Company has yet to earn any revenue from its operations, this guidance is not expected to have an impact on the Company’s financial position, results of operations or cash flows.
Determining whether an instrument (or an embedded feature) is indexed to an entity’s own stock:
In June 2008, the FASB issued authoritative guidance on determining whether an instrument (or an embedded feature) is indexed to an entity’s own stock. This guidance provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. It also clarifies the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. The Company adopted this guidance effective January 1, 2009. The adoption of this guidance did not have an impact on the Company’s financial position, results of operations or cash flows.
Fair value measurements:
In September 2006, the FASB issued authoritative guidance for fair value measurements and disclosure, which defines fair value, establishes a framework for measuring fair value using U.S. generally accepted accounting principles, and expands disclosures related to fair value measurements. This guidance applies to other accounting pronouncements that require or permit fair value measurements, and accordingly, it does not require any new fair value measurements. In February 2008, the FASB issued additional authoritative guidance for fair value measurements, which delayed the effective date of the authoritative guidance for fair value measurement to fiscal years beginning after November 15, 2008, for all nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The Company adopted this guidance on January 1, 2008, with the exception of the guidance related to nonrecurring nonfinancial assets and liabilities, which was effective January 1, 2009. Because the Company does not have any nonfinancial assets or liabilities measured at fair value on a recurring basis, no additional disclosures as of or for the years ended December 31, 2010 or 2009 or for the period from July 20, 2005 (inception) through December 31, 2010 were required.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 4. Notes Payable
Notes payable consist of the following at December 31:

	2010	2009
Convertible unsecured promissory note due to related party. Principal and interest at 18% due on demand.	$21,337	$25,000

Convertible unsecured promissory note due to individuals. Principal and interest at 18% due on demand.	272,550	272,550

Convertible unsecured promissory note due to related party. Principal and interest at 15% due February 2011.	25,000	—

Unsecured promissory note due to individual. Principal and interest at 10% due throughout 2011; upon failure to repay in accordance with the terms of the note, the rate increases to 15% and is due on demand.	100,000	—

Note payable to finance company, due in monthly installments of $671, including interest at 10.25%, expiring June 2011.	3,270	4,059

	422,157	301,609
Unamortized discount	(663)	(47,664)

	$421,494	$253,945

The convertible unsecured promissory notes described above are convertible into shares of Series B-1 preferred stock. The convertible unsecured promissory notes shall be converted at an amount equal to the quotient obtained by dividing (a) up to the 100% of the aggregate outstanding principal due, plus accrued and unpaid interest on the promissory note on the date of conversion by (b) $1.85. No fractional shares will be issued upon conversion of this note; any fractional share, to which holder would otherwise be entitled, shall be rounded to the nearest whole share.
As additional consideration, the Company granted the convertible unsecured promissory note holders warrants to purchase shares of Series B-1 preferred stock. The values assigned to both the notes and the warrants were allocated based on their relative fair values. The relative fair value of the warrants of $72,588 at the time of issuance was recorded as additional paid-in capital and reduced the carrying value of the notes. The fair value was determined by management using the Black-Scholes Model with the following weighted-average assumptions: price volatility of 80%, risk-free interest rate of 2.28% and expected life of one year. The discount on the notes is being amortized to interest expense over the term of the notes. At December 31, 2010 and 2009, the unamortized discount on the notes is $663 and $47,664, respectively, which will be fully amortized during the year ending December 31, 2011.
Interest expense on related party notes payable was $7,214, $894 and $8,108 for the years ended December 31, 2010 and 2009 and the period from inception to December 31, 2010, respectively.
Accrued interest expense on related party notes payable was $6,770 and $894 as of December 31, 2010 and 2009, respectively, and is included in accrued expenses on the accompanying balance sheets.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 5. Related Party Transactions
Related party transactions other than those disclosed elsewhere in the financial statements, consist of the following:
The Company has consulting agreements with certain members of the Board of Directors (“Board”) and management. Fees paid to these related parties are included in general and administrative and research and development expenses on the accompanying statements of operations for the years ended December 31, 2010 and 2009 and the period from inception to December 31, 2010, totaled $330,275, $240,871 and $1,471,842, respectively. The unpaid amount related to these agreements is $208,736 and $89,119 as of December 31, 2010 and 2009, respectively, and is included in accounts payable on the accompanying balance sheets.
Included in accrued expenses on the accompanying balance sheets are amounts due for accrued compensation to certain members of the Board and management of $518,767 and $192,862 as of December 31, 2010 and 2009, respectively. Included in accrued expenses on the accompanying balance sheets are termination obligations with past members of the Board and management of $218,700 and $74,807 as of December 31, 2010 and 2009, respectively.
Note 6. Commitments and Contingencies
Operating leases:
The Company leases office space under a month to month operating lease. The lease requires a monthly payment of $2,000 beginning September 2010. Rental expense included in operating expenses on the accompanying statements of operations totaled approximately $44,000, $40,000 and $120,000 for the years ended December 31, 2010 and 2009 and the period from inception to December 31, 2010, respectively.
License agreement:
In 2006, the Company entered into an exclusive patent and technology license agreement with University of Texas M. D. Anderson Cancer Center (“UTMDACC”) and The Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc. (“HJF”) for certain patent and technology associated with cancer therapies. The agreement grants the Company an exclusive license to commercialize Cancer Therapies by HER-2 Peptides and Induction of Tumor Immunity by Controlled Modification of Amino Acid Side Chain Length using Methyl/Methylene (CH2/CH3). In consideration for the license, the Company paid a nonrefundable license fee and issued shares of common stock to UTMDACC. The fair value of the common stock was determined by management. Without the Company’s exclusive license agreement to commercialize the cancer therapies, the Company would not continue to operate without acquiring new rights to develop other programs or technologies.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 6. Commitments and Contingencies (Continued)
Under the terms of the agreement, the Company will be required to pay a nonrefundable annual license maintenance fee of $200,000 during the year ending December 31, 2011. The Company also has unpaid annual license maintenance fees from prior years of $325,000, which is included in accounts payable on the accompanying balance sheets as of December 31, 2010. Beginning the first quarter following the last payment of license maintenance fees, the Company shall make payments of the greater of (1) a nonrefundable annual license maintenance fee of $200,000 due on September 30, 2011 or (2) the total cumulative royalty payments of net sales at the time of the sale ranging from 2.0% - 6.0% of total net sales. The Company shall also make the following one time milestone payments: (a) $200,000 at commencement of Phase III clinical trial for a licensed product; (b) $500,000 at filing of a new drug application for the licensed product; (c) $1,000,000 at marketing approval of the licensed product; and (d) $1,500,000 at first sale of the licensed product. No royalty or milestone payments have been incurred as of December 31, 2010. In addition, the agreement requires the Company to maintain certain insurance coverage.
If the Company sublicenses the patent and technology license to a third party, a percentage of proceeds is to be paid back to UTMDACC as follows: payments of 35% if sublicensed or assigned after the effective date of the agreement but prior to commencement of Phase II clinical trials; 25% if sublicensed or assigned after commencement of Phase II clinical trials but prior to commencement of a Phase III clinical trial; 15% if sublicensed or assigned after commencement of a Phase III clinical trial but prior to filing of a new drug application; and 10% if sublicensed or assigned after filing of a new drug application. There was no sublicense expense for the year ended December 31, 2010. Sublicense expense during the year ended December 31, 2009 and for the period from inception to December 31, 2010 was $125,000.
The agreement terminates on March 14, 2015, unless the licensed additional pending patent is approved which will then terminate the agreement on March 28, 2025, or within 90 days after receiving written notice from UTMDACC if at any time the Company fails to provide satisfactory evidence to UTMDACC that it has commercialized or is actively and effectively attempting to commercialize the licensed product. The agreement will terminate early in the event of any of the following: (1) automatically, if the Company becomes bankrupt or insolvent; (2) upon 30 days’ written notice from UTMDACC if the Company breaches or defaults on payment; (3) upon 30 days’ written notice from UTMDACC if the Company fails to commence a Phase II or Phase III clinical trial in the United States or European Union by June 30, 2011; (4) upon 30 days’ written notice from UTMDACC if the Company fails to acquire at least $7 million in funding by July 31, 2010; (5) upon 90 days’ written notice from UTMDACC if the Company breaches or defaults on any other obligation under the agreement; (6) upon 180 days’ written notice of mutual written agreement by the Company, UTMDACC and HJF; or (7) if the Company has defaulted or been late on its payment obligations under this agreement on any two occasions in a twelve month period. As of December 31, 2010, no early termination events occurred.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 6. Commitments and Contingencies (Continued)
Subsequent to December 31, 2010, an amendment to the agreement was signed, which updated the payment terms of the license agreement. Under the new terms of the agreement, the Company will be required to make nonrefundable annual license maintenance fees or the total cumulative royalty payments of (1) $40,000 due by January 20, 2011 and (2) $110,000 due in quarterly payments of $27,500 beginning on the date that is on or before 60 days following completion of financing, $175,000 due on or before August 1, 2011 and $200,000 due on or before August 1, 2012. Beginning September 30, 2012, the Company shall make payments on a quarterly basis, the greater of (1) an annual minimum royalty of $200,000 or (2) the total cumulative royalty payments of net sales at the time of the sale ranging from 2.0% — 6.0% of total net sales. The Company shall also make the following one time milestone payments: (a) $200,000 at completion of a defined financing event, (b) $200,000 at commencement of a Phase III clinical trial for a licensed product; (c) $500,000 at filing of a new drug application for the licensed product; (d) $1,000,000 at marketing approval of the licensed product; and (e) $1,500,000 at first sale of the licensed product. No royalty or milestone payments have been made as of December 31, 2010. In addition, the agreement requires the Company to maintain certain insurance coverage. The agreement also provides for the Company to purchase all of the 1,125,000 outstanding shares of common stock held by UTMDACC and HJF immediately prior to the closing of a defined financing event.
The amendment also changed the termination clauses in the agreement. Effective January 10, 2011, the term of the agreement is from the effective date to the longer of five years from the date when all patent rights have expired, or the date upon which exclusive marketing rights have expired. The agreement will terminate early in the event of any of the following: (1) automatically, if the Company becomes bankrupt or insolvent; (2) upon 30 days’ written notice from UTMDACC if the Company breaches or defaults on payment; (3) upon 45 days’ written notice from UTMDACC if the Company fails to initiate a registration clinical trial, as defined by the agreement, on or before the clinical deadline, defined as 15 months after the completion of financing, which can be extended by paying certain fees; (4) upon 30 days’ written notice from UTMDACC if the Company fails to complete a defined financing by July 11, 2011; (5) upon 90 days’ written notice from UTMDACC if the Company breaches or defaults on any other obligation under the agreement; (6) upon 180 days’ written notice of mutual written agreement between the Company, UTMDACC and HJF; or (7) if the Company has defaulted or been late on its payment obligations under this agreement on any two occasions in a twelve month period.
Sublicense agreement:
During 2009, the Company granted an exclusive non-transferable sublicense agreement for the patent and technology that is licensed from UTMDACC and HJF. The agreement allows the licensee to use, sell, offer for sale and otherwise commercialize the intellectual property within the licensed territory of Korea. Under the terms of the agreement, the Company will receive an equity investment of $400,000 within thirty days from the commencement of a Phase III clinical trial for a licensed product. The Company shall also receive the following one time milestone payments: (a) $500,000 within thirty days of reimbursement approval; (b) $1,000,000 within thirty days of net sales greater than $30,000,000; and (c) $1,000,000 within thirty days of net sales greater than $60,000,000. In addition, the Company will receive royalty payments on net sales at the time of the sale ranging from 9.0% — 14.0% of total net sales. No royalty or milestone payments have been received as of December 31, 2010. Written consent is required for any change or assignment of rights under the agreement.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 6. Commitments and Contingencies (Continued)
Clinical studies agreement:
In 2007, the Company entered into a clinical studies agreement with HJF. As of December 31, 2010 and 2009, the amount due under this agreement is $151,756 and $49,361, respectively, and is included in accounts payable on the accompanying balance sheets. Under the terms of the agreement, the Company will pay the following annual payments: $133,839 for the year ending December 31, 2011 and $116,143 for the year ending December 31, 2012; however the contract is terminable by either party with written notice. The Company pays 80% of amounts earned and the remaining 20% is due upon completion and acceptance by the Company. The amounts due under this provision as of December 31, 2010 and 2009 is $78,930 and $53,332, respectively, and is included in accrued expenses on the accompanying balance sheets. In addition, the agreement requires the Company to maintain certain insurance coverage.
Supply agreement:
During 2009, the Company entered into a supply agreement to purchase peptides for use in its research and development at certain specifications for a certain price per lot. The agreement expires upon the Company’s final acceptance of products and final payment. As of December 31, 2010 and 2009, the amount due under this agreement is $62,500 and $52,500, respectively, and is included in accounts payable on the accompanying balance sheets. The future commitment for the lot in process is $147,500 and is to be paid upon acceptance by the Company. The Company may also purchase future lots for a certain price per lot.
Finder’s fee agreements:
The Company has various agreements with agents and consultants to provide capital raising activities on behalf of the Company with tail lists expiring through March 2012. The Company believes there is no additional liability incurred for these agreements other than the agreement with the private placement agency disclosed in Note 10.
Consulting agreements:
The Company has entered into a consulting agreement with an individual to provide services for the Company related to clinical trials of the cancer immunotherapies and supporting fundraising and investor relations for a monthly fee of $7,500 through November 2011. The future consulting fee payment required under this agreement for the year ending December 31, 2011 is $82,500.
The Company has entered into a one year consulting agreement with a related party effective March 1, 2010. Under the terms of the agreement, upon the Company raising at least $2,000,000 in capital since the effective date, the consultant will be paid $60,000 cash in 12 equal monthly installments. In addition, upon the Company raising at least $4,000,000 in capital since the effective date, the consultant will be paid $40,000 cash in 12 equal monthly installments. Upon the Company raising at least $8,000,000 in capital since the effective date, the remaining unpaid balances of the above bonuses will be paid in full within 10 days. The consultant resigned on May 20, 2010 but the aforementioned terms survived the termination.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 6. Commitments and Contingencies (Continued)
Employment contracts:
The Company has entered into an employment contract with an officer of the Company during January 2010. Under the terms of the contract, if the officer is terminated by the Company without cause, the Company shall pay the officer all accrued salary, unused vacation time, unreimbursed expenses, and unpaid bonuses within 30 days of termination. If the officer has not violated the non-compete clause, the officer may elect to be paid within thirty days of termination as a severance payment an amount that is equal to the following: (1) 50% of the annual base compensation provided and (2) health, dental, vision, disability and life insurance coverage in amounts substantially equal to those the officer was receiving at the time of termination for six months following the termination date. In addition, following the achievement of certain financing milestones, the severance payment shall be equal to (1) the annual base compensation and (2) health, dental, vision, disability and life insurance coverage in amounts substantially equal to those the officer was receiving at the time of termination for twelve months following the termination date. In the event of a change in control or major transaction, all shares awarded to the officer under the stock incentive plan fully vest.
The Company has entered into an employment contract with an officer of the Company during April 2010. Under the terms of the contract, if the officer is terminated by the Company without cause, the Company shall pay the officer all accrued salary, unused vacation time, unreimbursed expenses, and unpaid bonuses upon 30 days of termination. If the officer has not violated the non-compete clause, the officer may elect to be paid within thirty days of termination as a severance payment an amount that is equal to the following: (1) 25% of the annual base compensation provided and (2) health, dental, vision, disability and life insurance coverage in amounts substantially equal to those the officer was receiving at the time of termination for three months following the termination date. In addition, following the achievement of certain financing milestones, the severance payment shall be equal to (1) an amount equal to seven and one half twelfths of the annual base compensation and (2) health, dental, vision, disability and life insurance coverage in amounts substantially equal to those the officer was receiving at the time of termination for seven months following the termination date. In the event of a change in control or major transaction, all shares awarded to the officer under the stock incentive plan fully vest.
Note 7. Common and Preferred Stock
The total number of shares of stock which the Company shall have authority to issue is 50,000,000 shares, of which 30,000,000 shares are common stock, par value $0.0001 per share and 20,000,000 shares are preferred stock, par value $0.0001 per share.
Subsequent to the year ended December 31, 2010, the total authorized shares increased to 70,000,000, of which 50,000,000 are common stock and 20,000,000 shares are preferred stock.
Common Stock:
Common stock is entitled to receive dividends as declared from time to time by the Board. Each share of Common stock is entitled to one vote.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 7. Common and Preferred Stock (Continued)
Preferred Stock Series A and B and B-1:
A total of 3,000,000 shares of the preferred stock shall be designated Series A Preferred Stock, 3,000,000 shares of the preferred stock shall be designated as Series B Preferred Stock, and 12,750,000 shares of the preferred stock shall be designated Series B-1 Preferred Stock.
Preferred stock is entitled to receive dividends and such dividends are noncumulative. Preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock held by such holder are convertible.
Shares of the preferred stock may, at any time, at the option of the holder, be converted into fully-paid and non-assessable shares of common stock. The number of shares of common stock to which a holder of the preferred stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable conversion rate by the number of shares of preferred stock being converted.
Shares of the preferred stock shall automatically be converted into shares of common stock at the conversion price at the time in effect for such preferred stock immediately upon the earlier of (a) the Company’s sale of its common stock in a firm commitment underwritten public offering when gross proceeds exceed $25,000,000 or (b) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of preferred stock.
Liquidation preferences are in the order listed and conversion rates are as follows:

Liquidation Preferences	Conversion Rates
Series B-1 Preferred Stock	Entitled to receive $1.85000 for each outstanding share, plus declared but unpaid dividends
Series B Preferred Stock	Entitled to receive $1.29190 for each outstanding share, plus declared but unpaid dividends
Series A Preferred Stock	Entitled to receive $0.18519 for each outstanding share, plus declared but unpaid dividends
Common Stock	N/A
Conversion of preferred stock to common stock:
During the year ended December 31, 2010, the Board and the majority of each class of preferred stockholders voted to convert all outstanding shares of preferred stock to common stock.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 7. Common and Preferred Stock (Continued)
Common stock warrants:
During the year ended December 31, 2010, the Board approved the issuance of warrants to purchase an aggregate of 5,000,000 shares of the Company’s common stock. Such warrants are exercisable at $0.18 per share and will vest 100% if a public merger offering is completed no later than June 30, 2011; the Company acquires or merges with another company and sells all or substantially all of its assets and the transaction is completed prior to June 30, 2011; or the warrant holders invest $60,000 and warrant holder investors invest at least an additional $42,000 after March 1, 2011 and the Company enters into an agreement in principle by no later than June 30, 2011 with RXi Pharmaceuticals Corporation (“RXi”) or sells all or substantially all of its assets to RXi, if such transaction is subsequently completed. In addition, if the Company and RXi execute a merger agreement and a third party overbids and acquires the Company, the warrants will still vest 100%. The number of shares of the Company’s common stock covered by this warrant shall be adjusted as of the date of a public merger offering, the date of sale of substantially all of the assets of the Company or merger of the Company, or June 30, 2011, whichever shall occur first to a number that shall constitute 10% of the total outstanding shares of the Company on a fully diluted basis. The June 30, 2011 recalculation date shall not apply to a sale or merger transaction with RXi.
During the year ended December 31, 2009, the Board approved the issuance of warrants to purchase an aggregate of 297,500 shares of the Company’s common stock. Such warrants are exercisable at $0.9689 per share, vested immediately, and expire in March 2013.
The following tables summarize common stock warrant activity for periods ended December 31:

			From
			Inception
	2010	2009	to 2010
Outstanding at beginning of period	297,500	—	—
Granted	5,000,000	297,500	5,297,500

Outstanding at end of period	5,297,500	297,500	5,297,500

Exercisable at end of period	297,500	297,500	297,500

The fair value of these warrants was determined by management. Total share-based compensation expense related to a portion of these warrants was approximately $0, $32,000 and $32,000 for the years ended December 31, 2010 and 2009 and for the period from inception to December 31, 2010, respectively, and is included in general and administrative expenses on the accompanying statements of operations. Total cost of obtaining capital related to the remaining warrants was approximately $0, $2,000 and $2,000 for the years ended December 31, 2010 and 2009 and for the period from inception to December 31, 2010, respectively, and is included in additional paid-in capital on the accompanying balance sheets.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 7. Common and Preferred Stock (Continued)
Subsequent to the year ended December 31, 2010, a warrant for the purchase of 80,000 shares of common stock was issued for services. Subsequent to the year ended December 31, 2010, all common stock warrants have been converted into common stock as discussed in Note 10.
Series A preferred stock warrants:
During the year ended December 31, 2007, the Board approved the issuance of warrants to purchase an aggregate of 187,749 shares of the Company’s Series A preferred stock. Such warrants were exercisable at $0.18519 per share, vested immediately, and expired in March 2010.
The following table summarizes Series A preferred stock warrant activity for the periods ended December 31:

			From
			Inception
	2010	2009	to 2010
Outstanding at beginning of period	187,749	187,749	—
Granted	—	—	187,749
Exercised	(33,852)	—	(33,852)
Forfeited	(153,897)	—	(153,897)

Outstanding at end of period	—	187,749	—

Exercisable at end of period	—	187,749	—

The fair value of these warrants was determined by management. Total cost of obtaining capital related to these warrants was approximately $17,000 for the period from inception to December 31, 2010 and is included in additional paid-in capital on the accompanying balance sheets. There were no costs for the years ended December 31, 2010 and 2009.
Series B preferred stock warrants:
During the year ended December 31, 2008, the Board approved the issuance of warrants to purchase an aggregate of 163,745 shares of the Company’s Series B preferred stock. Such warrants are exercisable at $1.2918 per share, vested immediately, and expire in June 2011.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 7. Common and Preferred Stock (Continued)
The following table summarizes Series B preferred stock warrant activity for the periods ended December 31:

			From
			Inception
	2010	2009	to 2010
Outstanding at beginning of period	163,745	163,745	—
Granted	—	—	163,745

Outstanding at end of period	163,745	163,745	163,745

Exercisable at end of period	163,745	163,745	163,745

The fair value of these warrants was determined by management. Total cost of obtaining capital related to these warrants was approximately $47,000 for the period from inception to December 31, 2010 and is included in additional paid-in capital on the accompanying balance sheets. There were no costs for the years ended December 31, 2010 and 2009.
Series B-1 preferred stock warrants:
During the year ended December 31, 2010, the Board approved the issuance of warrants to purchase an aggregate of 18,750 shares of the Company’s Series B-1 preferred stock. Such warrants are exercisable at $1.85 per share, vested immediately, and expire in February 2015.
During the year ended December 31, 2009, the Board approved the issuance of warrants to purchase an aggregate of 229,291 shares of the Company’s Series B-1 preferred stock. Such warrants are exercisable at $1.85 per share, vested immediately, and expire at various times through October 2014.
The following table summarizes Series B-1 preferred stock warrant activity for the periods ended December 31:

			From
			Inception
	2010	2009	to 2010
Outstanding at beginning of period	229,291	—	—
Granted	18,750	229,291	248,041

Outstanding at end of period	248,041	229,291	248,041

Exercisable at end of period	248,041	229,291	248,041

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 7. Common and Preferred Stock (Continued)
The fair value of these warrants was determined by management. Total cost of obtaining capital related to a portion of these warrants was approximately $1,000 for the year ended December 31, 2009 and for the period from inception to December 31, 2010 and is included in additional paid-in capital on the accompanying balance sheets. There was no cost for the year ended December 31, 2010. The remaining warrants’ fair values were discussed in Note 4.
Subsequent to the year ended December 31, 2010, all B-1 preferred stock warrants have been converted into common stock as discussed in Note 10.
Restricted stock:
During 2006, the Company issued 485,000 shares of restricted common stock to consultants of the Company. The shares vested based on consulting services to the Company commencing in 2006 and expiring through November 2009. Share-based compensation expense is measured based on the estimated fair value of the common stock at grant date determined by management and is charged to operations on a straight-line basis over the requisite service period, which was the vesting period. Total share-based compensation expense was approximately $1,000 and $10,000 for the year ended December 31, 2009 and from inception to December 31, 2010, respectively, and is included in general and administrative expenses on the accompanying statements of operations. There was no share-based compensation expense for the year ended December 31, 2010.
Note 8. Income Tax Matters
Components of federal and state income tax expense are as follows as of December 31:

			From
			Inception
	2010	2009	to 2010
Current tax expense:
Federal	$—	$—	$—
State	—	—	—
Deferred
Current	(581,000)	(746,400)	(2,950,000)
Valuation allowance	581,000	746,400	2,950,000

Total income tax expense	$—	$—	$—

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 8. Income Tax Matters (Continued)
Net deferred tax assets consist of the following components as of December 31:

			From
			Inception
	2010	2009	to 2010
Net deferred tax assets, noncurrent:
Depreciation and amortization	$120,000	$131,000	$120,000
Federal net operating loss carryforwards	2,347,000	1,856,000	2,347,000
State net operating loss carryforwards	483,000	382,000	483,000

	2,950,000	2,369,000	2,950,000
Less valuation allowance	(2,950,000)	(2,369,000)	(2,950,000)

	$—	$—	$—

Provision for income taxes differs from the provision computed by applying the federal statutory rate to loss before income taxes as follows as of December 31:

			From
			Inception
	2010	2009	to 2010
Expected federal income tax benefit	$(525,533)	$(633,376)	$(2,522,239)
State tax benefit net of federal tax	(89,297)	(145,098)	(505,685)
Depreciation and amortization	(9,780)	6,652	(3,128)
Permanent differences:
Options and warrants	43,610	24,245	70,822
Other	—	1,177	10,230
Effect in the change in valuation allowance	581,000	746,400	2,950,000

	$—	$—	$—

As of December 31, 2010 and 2009, the Company recorded a valuation allowance of $2,950,000 and $2,369,000, respectively, on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that the deductible temporary differences and carryforwards are expected to be available to reduce taxable income.
The Company has not calculated any potential changes to the above amounts of deferred tax assets for research and experimentation credits or limitation on net operating loss carryforwards resulting from ownership changes.
As of December 31, 2010, the Company has U.S. federal operating loss carryforwards of approximately $6,904,000 expiring from 2025 through 2030. As of December 31, 2010, the Company has Arizona operating loss carryforwards of approximately $6,904,000 expiring from 2011 through 2015.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 9. Stock Option Plan
During 2008, the Company adopted a stock incentive plan (“Plan”) to be administered by the Board or a committee appointed by the Board. Under the Plan, options to purchase common stock may be granted to the officers, employees, directors, consultants and advisors to the Company. Under the terms of the Plan, options may be incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards and unrestricted stock awards, or a combination of the foregoing, granted to any one or more grantees. The maximum number of shares of stock reserved and available for issuance under the Plan shall be 3,300,000 shares of common stock, subject to change in the number of shares of stock outstanding relating to a recapitalization, merger, consolidation, combination, stock dividend, stock split, reverse stock split, or other similar change in capital stock.
The fair value of each grant is estimated at the grant date using the Black-Scholes Model with the following weighted-average assumptions in 2010: price volatility of 95%, risk-free interest rate ranging from 1.35% to 2.58%, and expected lives ranging from 5 to 6.5 years; and in 2009: price volatility of 95%, risk-free interest rate ranging from 2.33% to 2.37%, and expected lives ranging from 5 to 6.5 years.
For the years ended December 31, 2010 and 2009 and the period from inception to December 31, 2010, the share-based compensation charged to general and administrative expenses on the accompanying statements of operations was $128,264, $38,228 and $166,492, respectively.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 9. Stock Option Plan (Continued)
The following table summarizes stock option activity for the Plan for as of December 31:

	2010
		Weighted-
		Average
	Shares	Exercise Price
Outstanding at beginning of period	1,100,000	$1.39
Granted	2,110,000	$0.82

Outstanding at end of period	3,210,000	$1.01

Exercisable at end of period	1,060,454	$1.15

	2009
		Weighted-
		Average
	Shares	Exercise Price
Outstanding at beginning of period	—	$—
Granted	1,100,000	$1.39

Outstanding at end of period	1,100,000	$1.39

Exercisable at end of period	155,833	$1.39

	Inception to 2010
		Weighted-
		Average
	Shares	Exercise Price
Outstanding at beginning of period	—	$—
Granted	3,210,000	$1.01

Outstanding at end of period	3,210,000	$1.01

Exercisable at end of period	1,060,454	$1.15

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 9. Stock Option Plan (Continued)
The following table summarizes information about the options outstanding and exercisable for the Plan at December 31:

	2010
	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average	Number	Average
Range of Exercise Prices	Number Outstanding	Contractual Life	Exercise Price	Exercisable	Exercise Price
$1.39	2,210,000	8.9 years	$1.39	848,333	$1.39
$0.18	1,000,000	9.7 years	$0.18	212,121	$0.18

$0.18 to $1.39	3,210,000		$1.01	1,060,454	$1.15

2009
	Options Outstanding			Options Exercisable
Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average	Number	Average
Range of Exercise Prices	Number Outstanding	Contractual Life	Exercise Price	Exercisable	Exercise Price
$1.39	1,100,000	9.7 years	$1.39	155,833	$1.39

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 10. Subsequent Events
Subsequent events other than those disclosed elsewhere in the financial statements, consist of the following:
On March 31, 2011, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with RXi. Subject to the terms and conditions of the Merger Agreement, the transaction would merge a wholly-owned subsidiary of RXi into the Company, with the Company surviving as a wholly-owned subsidiary of RXi. Pursuant to the Merger Agreement, the aggregate merger consideration that RXi will pay to the Company’s stockholders consists of (i) 19.9% of the number of shares of RXi’s common stock issued and outstanding as of the date of the Merger Agreement, or approximately 4.8 million shares of RXi’s common stock (“Aggregate Stock Consideration”); and (ii) contingent payments of up to $32 million (“Contingent Consideration”) based on the achievement of certain development and commercial milestones relating to the Company’s NeuVax™ product candidate. The payment of the Contingent Consideration will be subject to and in accordance with the terms of a Contingent Value Rights Agreement to be entered into between RXi and the Stockholder Representative in connection with the Merger (“CVR Agreement”). Under the CVR Agreement, the Contingent Consideration is payable, at the election of the Company, in either cash or additional shares of RXi’s common stock; provided, however, that RXi may not issue any shares in satisfaction of any Contingent Consideration unless it has first obtained approval of its stockholders. The Merger Agreement provides that RXi and the Stockholder Representative will also enter into an escrow agreement (“Escrow Agreement”), pursuant to which RXi shall deposit with a third-party escrow agent certificates representing 10% of the Aggregate Stock Consideration (“Escrow Shares”). Pursuant to the terms of the Escrow Agreement, the Escrow Shares will be available to compensate RXi and related parties for certain indemnifiable losses as described in the Merger Agreement. The transaction is subject to customary closing conditions, including the approval of Apthera’s stockholders. Certain stockholders of the Company, holding an aggregate of approximately 75% of the Company’s common stock as of March 31, 2011, have entered into voting agreements, pursuant to which such stockholders have agreed, subject to the terms thereof, to vote their shares in favor of adoption of the Merger Agreement and the Merger and against any acquisition proposal by a third party. Either party may terminate the Merger Agreement if the closing has not been consummated on or before June 15, 2011 as well as upon certain other events provided in the Merger Agreement. Pursuant to cancellation and exchange agreements, prior to closing, the Company will cancel certain stock options and warrants and exchange such options or warrants for shares of the Company’s common stock.

APTHERA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
Note 10. Subsequent Events (Continued)
In preparation for this potential strategic transaction, the Company has raised $915,000 in financing for 9,150,000 shares of common stock subsequent to the year ended December 31, 2010. In addition, the Company has obtained signed exchange agreements with certain promissory note holders discussed in Note 4 that provides for the exchange of unsecured promissory notes or convertible unsecured promissory notes and related warrants for shares of common stock of the Company on the same terms and conditions as sold in the financing, upon the Company raising and accepting at least $200,000 in financing. The Company met this condition on March 23, 2011, which resulted in the issuance of 4,939,872 shares of common stock of the Company. In addition, certain warrant holders and all option holders have converted their outstanding warrants and options into shares of common stock of the Company, which resulted in the issuance of 2,788,489 shares of common stock of the Company. Subsequent to the year ended December 31, 2010, the Company has entered into settlement agreements with certain executives, directors and management consultants which gives the Company the right to pay accrued compensation or accrued fees in either cash or common shares prior to the closing of the contemplated RXi merger. The Company has the right, if exercised, to settle approximately $1,050,000 of related liabilities for approximately 7,020,000 shares of common stock of the Company.
In the event the potential strategic transaction is closed, the Company will incur a private placement agency fee of approximately $180,000. The Company may also incur additional obligations and/or payments related to commitments or contingencies as discussed in Note 6.